                                                                      EXHIBIT 12

                             Berkshire Hathaway Inc.
      Statement Regarding Calculation of Ratio of Consolidated Earnings to
                           Consolidated Fixed Charges
                              (Dollars in millions)

                                                               Nine Months Ended                Years Ended December 31,
                                                               ------------------  ------------------------------------------------
                                                               September 30, 2003   2002       2001       2000       1999     1998
                                                               ------------------  -------    -------    -------    ------   ------
Net earnings                                                         $ 5,765       $ 4,286    $   795    $ 3,328    $1,557   $2,830
  Income tax expense                                                   2,649         2,060        590      1,997       852    1,457
  Minority interests in earnings                                          53            14         53        241        41       27
  Equity in earnings of MidAmerican Energy Holdings Company             (330)         (360)      (134)       (85)        -        -
  Fixed charges *                                                        444           837      1,069        986       773      163
                                                                     -------       -------    -------    -------    ------   ------
Earnings available for fixed charges                                 $ 8,581       $ 6,837    $ 2,373    $ 6,467    $3,223   $4,477
                                                                     =======       =======    =======    =======    ======   ======

Realized investment gains, pre-tax, included in
  earnings available for fixed charges                               $ 2,848       $   918    $ 1,488    $ 4,499    $1,247   $2,584
                                                                     =======       =======    =======    =======    ======   ======

Fixed charges *

  Interest on indebtedness (including amortization
    of debt discount and expense)                                    $   354       $   725    $   968    $   916    $  715   $  130
  Rentals representing interest                                           90           112        101         70        58       33
                                                                     -------       -------    -------    -------    ------   ------
                                                                     $   444       $   837    $ 1,069    $   986    $  773   $  163
                                                                     =======       =======    =======    =======    ======   ======


Ratio of earnings to fixed charges *                                   19.33x         8.17x      2.22x      6.56x     4.17x   27.47x
                                                                     =======       =======    =======    =======    ======   ======
Ratio of earnings, excluding realized investment
  gains, to fixed charges *                                            12.91x         7.07x      0.83x      2.00x     2.56x   11.61x
                                                                     =======       =======    =======    =======    ======   ======

-------------

* Includes fixed charges of finance businesses. Fixed charges of finance businesses were as follows:

                                                            Nine Months Ended                Years Ended December 31,
                                                            ------------------  ------------------------------------------------
                                                            September 30, 2003   2002       2001       2000       1999     1998
                                                            ------------------  -------    -------    -------    ------   ------
                                                                 $   242        $   536    $   762    $   774    $  586   $   21

Excluding fixed charges of finance businesses the ratios of earnings to fixed charges were as follows:

                                                            Nine Months Ended                Years Ended December 31,
                                                            ------------------  ------------------------------------------------
                                                            September 30, 2003   2002       2001       2000       1999     1998
                                                            ------------------  -------    -------    -------    ------   ------
Including realized investment gains                              41.28x         20.93x      5.25x      26.85x    14.10x   31.38x
Excluding realized investment gains                              27.18x         17.88x      0.40x       5.63x     7.43x   13.18x

Berkshire Hathaway Inc.
Calculation of Ratio of to Fixed Charges
(Dollars in millions)

                                  1998      1999      2000      2001     2002    Q3 2003
                                  -----     -----     -----     -----    -----   -------
TOTAL

Net earnings                      2,830     1,557     3,328       795    4,286     5,765

Income tax expense                1,457       852     1,997       590    2,060     2,649
Min int in earnings                  27        41       241        53       14        53
Income from Mid-American                                (85)     (134)    (360)     (330)
Fixed charges - Ins & Other         142       187       212       307      301       202
                                  -----     -----     -----     -----    -----   -------
Earn avail for fixed chgs         4,456     2,637     5,693     1,611    6,301     8,339
                                  =====     =====     =====     =====    =====   =======

RIG - ins & other                 2,415     1,365     3,955     1,363      637     2,492
RIG - fin bus (rlzd + unrlzd)       169      (118)      544       125      281       356
RIG - total pretax                2,584     1,247     4,499     1,488      918     2,848
                                  =====     =====     =====     =====    =====   =======

Fixed charges - Ins & Other
 Int on debt                        109       134       144       209      194       116
 Int on sav acct
 Rent representing int               33        53        68        98      107        86
                                  -----     -----     -----     -----    -----   -------
                                    142       187       212       307      301       202
                                  =====     =====     =====     =====    =====   =======

Ratios - Ins & Other
Earn/fixed charges                31.38     14.10     26.85      5.25    20.93     41.28
                                  =====     =====     =====     =====    =====   =======

Earn/fixed charges ex RIG         13.18      7.43      5.63      0.40    17.88     27.18
                                  =====     =====     =====     =====    =====   =======

Fixed charges Ins & Other           142       187       212       307      301       202
Fixed charges Fin Bus                21       586       774       762      536       242
                                  -----     -----     -----     -----    -----   -------
                                    163       773       986     1,069      837       444
                                  -----     -----     -----     -----    -----   -------
Earn avail for fixed chgs         4,477     3,223     6,467     2,373    6,837     8,581
                                  =====     =====     =====     =====    =====   =======

Fixed charges - Fin Bus
 Int on debt                         21       581       772       759      531       238
 Rent repr int                        0         5         2         3        5         4
                                  -----     -----     -----     -----    -----   -------
Fixed charges Fin Bus                21       586       774       762      536       242
                                  =====     =====     =====     =====    =====   =======

Ratios - Ins & Other + Fin Bus
Earn/fixed charges                27.47      4.17      6.56      2.22     8.17     19.33
                                  =====     =====     =====     =====    =====   =======
Earn/fixed charges ex RIG         11.61      2.56      2.00      0.83     7.07     12.91
                                  =====     =====     =====     =====    =====   =======

FIXED CHARGES TOTAL
 Int on debt                        130       715       916       968      725       354
 Int on sav acct
 Rent representing int               33        58        70       101      112        90
                                  -----     -----     -----     -----    -----   -------
                                    163       773       986     1,069      837       444
                                  =====     =====     =====     =====    =====   =======

Income from Mid-American           2000       2001      2002      Q3 2003
                                   -----     -----     -----      -------
for 2001 10K                       (105)     (165)        -           -  equity earnings + trust prfrd interest (no tax effect)
for 2002 10K                        (66)     (115)     (317)          -  equity earnings
for 2003 S-4 & 10K                  (85)     (134)     (360)       (330) equity earnings + trust prfrd interest - income taxes -
                                                                         min int (income taxes = 10.5% on equity earnings,
                                                                         approx. 35% on trust pfrd interest)

Berkshire Hathaway Inc.
Calculation of Ratio of Earning
(Dollars in millions)

TOTAL

Net earnings

Income tax expense
Min int in earnings
Income from Mid-American
Fixed charges - Ins & Other
Earn avail for fixed chgs

RIG - ins & other
RIG - fin bus (rlzd + unrlzd)
RIG - total pretax

Fixed charges - Ins & Other
 Int on debt
 Int on sav acct
 Rent representing int

Ratios - Ins & Other
Earn/fixed charges

Earn/fixed charges ex RIG

Fixed charges Ins & Other
Fixed charges Fin Bus

Earn avail for fixed chgs

Fixed charges - Fin Bus
 Int on debt
 Rent repr int
Fixed charges Fin Bus

Ratios - Ins & Other + Fin Bus
Earn/fixed charges

Earn/fixed charges ex RIG

FIXED CHARGES TOTAL
 Int on debt
 Int on sav acct
 Rent representing int

Income from Mid-American

for 2001 10K
for 2002 10K
for 2003 S-4 & 10K

Berkshire Hathaway Inc.
Rentals

                       1998         1999           2000         2001          2002       Q3 2003 YTD
                    ----------   -----------   -----------   -----------   -----------   -----------
OBH EX BEN             131,948       141,699       160,147       154,943       132,015        99,011
INS GROUP            3,266,410     3,020,412     3,591,371     4,564,549     5,281,853     3,961,390
PRECISION              329,029       737,362       737,520
SEE'S               16,375,243    16,445,237    16,944,172    19,284,986    19,918,573    14,938,930
BUFFALO                508,625       519,593                     449,781       455,861       341,896
BLUE CHIP                    0
CORT                         0                  22,308,000    26,432,389    31,566,000    23,674,500
NE FURN MART           121,535       138,775       313,888       309,008       271,214       203,411
SFZ EX SFFG          4,826,000     5,633,000     5,473,296     5,647,000     5,748,000     4,311,000
FECHHEIMER           2,384,984     2,378,118     2,171,079     1,974,798     1,647,546     1,235,660
GATEWAY                 36,113        37,694        39,557
NO. STATES                   0        55,868        50,773
BORSHEIMS              480,522       480,522       480,522       469,856       469,856       352,392
ARS/NEW AMER                 0
BROWN                1,800,858     1,970,510     4,374,366     9,982,401     7,401,000     5,550,750
LOWELL & HHB RET     2,778,045     2,759,001
DEXTER               5,475,162     5,470,000     5,460,000
HELZBERGS           21,845,867    24,720,171    26,635,608    28,378,567    31,671,619    23,753,714
RC WILLEY            1,134,650     4,712,214     2,052,125     4,088,576     1,226,902       920,177
GEICO               23,523,818    26,801,914    38,423,654    47,663,137    52,127,664    39,095,748
Gen Re                            42,429,274    45,000,000    39,900,000    43,000,000    32,250,000
FlightSafety         3,234,606     4,013,569     4,977,764     3,995,531     2,992,382     2,244,287
Star Furniture       2,016,442     6,376,633     7,094,546     7,132,068     2,719,819     2,039,864
Dairy Queen          6,461,000     6,126,000     6,014,000     6,032,000     6,058,000     4,543,500
Exec Jet               856,000     3,113,000     3,296,000     3,444,000     4,973,000     3,729,750
Jordans                              110,605     1,535,000     1,772,000     2,305,000     1,728,750
Ben Bridge                                       5,594,863     8,170,561    10,632,098     7,974,074
Justin Industries                                1,355,000     2,862,000     3,091,059     2,318,294
Benjamin Moore                                     449,000    14,470,000    14,180,000    10,635,000
Johns Manville                                                12,988,000    14,000,000    10,500,000
MiTek                                                          2,368,000     4,320,000     3,240,000
Shaw                                                          43,567,919    36,744,123    27,558,092
Albecca                                                                      8,376,000     6,853,091
Fruit                                                                        8,749,926     9,843,667
Garan                                                                        1,405,000     3,161,250
CTB Intl                                                                       185,000       832,500
Pampered Chef                                                                  995,012     4,477,554
McLane                                                                                     6,145,379
                    ----------   -----------   -----------   -----------   -----------   -----------
EX FIN GRP          97,586,857   158,191,171   204,532,251   296,102,070   322,644,522   258,513,629
MUTUAL
SFFG                   290,000       176,000         1,704         2,000         2,000         1,500
BLN                                   37,889        39,886
XTRA                                                           3,000,000     8,600,000     6,450,000
Clayton                                                                                      893,333
Gen Re                            15,570,726     5,000,000     5,100,000     5,000,000     3,750,000
                    ----------   -----------   -----------   -----------   -----------   -----------
                       290,000    15,784,615     5,041,590     8,102,000    13,602,000    11,094,833
                    ----------   -----------   -----------   -----------   -----------   -----------
TOTAL               97,876,857   173,975,786   209,573,841   304,204,070   336,246,522   269,608,462
                    ==========   ===========   ===========   ===========   ===========   ===========

 1/3 ASSUMED TO REPRESENT INTEREST
EX FIN BUS          32,528,952    52,730,390    68,177,417    98,700,690   107,548,174    86,171,210
FIN BUS                 96,667     5,261,538     1,680,530     2,700,667     4,534,000     3,698,278
                    ----------   -----------   -----------   -----------   -----------   -----------
TOTAL               32,625,619   57,991,929     69,857,947   101,401,357   112,082,174    89,869,487
                    ==========   ===========   ===========   ===========   ===========   ===========